TEMPUR-PEDIC REPORTS FIRST QUARTER EARNINGS
- Reports EPS of $0.18
- Gross Profit Margin Increases 250 Basis Points to 46.2%
- Maintains EPS Guidance, Reduces Sales Guidance

LEXINGTON, KY, April 16, 2009 – Tempur-Pedic International Inc. (NYSE: TPX), the leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, today announced financial results for the first quarter ended March 31, 2009. The Company also updated financial guidance for 2009.

FIRST QUARTER FINANCIAL SUMMARY
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Earnings per share (EPS) were $0.18 per diluted share in the first quarter of 2009 as compared to $0.18 per diluted share in the first quarter of 2008. The Company reported net income of $13.3 million for the first quarter of 2009 as compared to net income of $13.5 million in the first quarter of 2008. Net income results for the first quarter of 2009 include a non-recurring $1.3 million tax charge resulting from a change to a foreign tax law.

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Net sales declined 28% to $177.1 million in the first quarter of 2009 from $247.2 million in the first quarter of 2008. On a constant currency basis, net sales declined 24%. Net sales in the domestic segment declined 28%, while international segment net sales declined 29%. On a constant currency basis, international segment net sales declined 18%.

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Mattress sales declined 29% globally. Mattress sales declined 29% in the domestic segment and 29% in the international segment. On a constant currency basis, international mattress sales declined 17%. Pillow sales declined 27% globally. Pillow sales declined 25% domestically and 29% internationally. On constant currency basis, international pillow sales declined 20%.

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Gross profit margin was 46.2% as compared to 43.7% in the first quarter of 2008. The gross profit margin increased as a result of lower commodity and transportation costs, improved efficiencies in manufacturing, and pricing actions taken during the quarter, partially offset by fixed cost de-leverage related to lower production volumes.

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Operating profit margin was 14.6% as compared to 11.9% in the first quarter of 2008. Operating profit margin improvement resulted from the expansion in gross profit margin and lower operating expenses. The Company reduced operating expenses by $22.7 million to $56.0 million in the first quarter of 2009 from $78.7 million in the first quarter of 2008.

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Reflecting the Company’s continued focus on generating cash, the Company generated $26.0 million of operating cash flow in the first quarter of 2009 as compared to $24.6 million in the first quarter of 2008.

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During the quarter, the Company reduced Total debt by $19.3 million to $400.0 million. As of March 31, 2009, the Company's ratio of Funded debt to EBITDA was 2.38 times, well within the covenant in its credit facility, which requires that this ratio not exceed 3.00 times. For additonal information about EBITDA and Funded debt (which are non-GAAP measures), please refer to the reconciliation and other information included in the attached schedule.

Chief Executive Officer Mark Sarvary commented, “We executed well during the first quarter. We made solid progress on our long-term initiatives most notably our initiative to drive gross margins. An easing commodity environment and our productivity initiatives have generated substantial margin improvement despite lower volumes. Importantly, we continued to drive balance sheet improvement by paying down debt.”

Chief Financial Officer Dale Williams commented, “Sales in the first quarter were modestly below our expectations. In the domestic segment, while sales were essentially flat to the fourth quarter run rate, we did not experience the normal seasonal lift. In the international segment, sales were down from the fourth quarter reflecting a weakened run rate. As visibility continues to be low, we have established our revised sales guidance assuming only a modest seasonal benefit to first quarter unit volumes.  Accordingly, we continue to adjust our production plans and operating expenses. Our drive to expand margins has generated substantial benefit and we are confirming our prior EPS guidance. In addition, we continue to project we will remain in compliance with the covenants in our credit facility.”

2009 Financial Guidance
The Company maintained its EPS guidance to range from $0.70 to $0.90 per diluted share, but reduced its net sales guidance to range from $700 million to $740 million. The Company noted its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company’s control.

Conference Call Information
Tempur-Pedic International will host a live conference call to discuss financial results today, April 16, 2009 at 5:00 p.m. Eastern Time. The dial-in number for the conference call is 888-430-8669. The call is also being webcast and can be accessed on the investor relations section of the Company’s website, www.tempurpedic.com.

For those who cannot listen to the live broadcast, a telephone replay of the call will be available from April 16, 2009 at 8:00 p.m. Eastern Time through April 23, 2009. To listen to the replay, dial 888-203-1112, participant code 9148257.

Forward-looking Statements
This release contains "forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s plans to improve its balance sheet and margins and further improve financial flexibility and its business; its ability to maintain compliance with its credit facility covenants; the Company’s initiatives to align costs with anticipated sales levels; and the Company’s expectations regarding net sales and earnings per share for 2009. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include general economic, financial  and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; the Company’s ability to reduce expenses to align with reduced sales levels; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the US retail channel, including the timing of opening or expanding within large retail accounts; the Company’s ability to address issues in certain underperforming international markets; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; changes in foreign tax rates, including the ability to utilize tax loss carry forwards; and rising commodity costs. Additional information concerning these and other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's annual report on Form 10-K under the headings "Special Note Regarding Forward-Looking Statements" and "Risk Factors." Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company
Tempur-Pedic International Inc. (NYSE:  TPX) manufactures and distributes mattresses and pillows made from its proprietary TEMPUR® pressure-relieving material. It is the worldwide leader in premium and specialty sleep. The Company is focused on developing, manufacturing and marketing advanced sleep surfaces that help improve the quality of life for people around the world. The Company’s products are currently sold in over 70 countries under the TEMPUR® and Tempur-Pedic® brand names. World headquarters for Tempur-Pedic International is in Lexington, KY. For more information, visit http://www.tempurpedic.com or call 800-805-3635.

Investor Relations Contact:
Barry Hytinen
Vice President, Investor Relations and Financial Planning & Analysis
800-805-3635

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(In thousands, except per common share amounts)

	Three Months Ended
	March 31,
	2009	2008	Chg%
Net sales	$177,104	$247,222	(28%)
Cost of sales	95,243	139,141
Gross profit	81,861	108,081	(24%)
Selling and marketing expenses	33,872	53,163
General, administrative and other expenses	22,108	25,585
Operating income	25,881	29,333	(12%)

Other income (expense), net:
Interest expense, net	(4,571)	(7,691)
Other income (expense), net	348	(1,019)
Total other expense	(4,223)	(8,710)
Income before income taxes	21,658	20,623	5%
Income tax provision	8,320	7,109
Net income	$13,338	$13,514	(1%)

Earnings per common share:
Basic	$0.18	$0.18
Diluted	$0.18	$0.18
Weighted average common shares outstanding:
Basic	74,874	74,591
Diluted	74,959	75,188

 TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2009	2008	Chg %
ASSETS

Current Assets:
Cash and cash equivalents	$21,127	$15,385
Accounts receivable, net	90,500	99,811
Inventories	60,791	60,497
Prepaid expenses and other current assets	12,284	9,233
Deferred income taxes	16,475	11,888
Total Current Assets	201,177	196,814	2%
Property, plant and equipment, net	178,016	185,843
Goodwill	192,339	192,569
Other intangible assets, net	66,328	66,823
Other non-current assets	4,058	4,482
Total Assets	$641,918	$646,531	(1%)

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$40,140	$41,355
Accrued expenses and other current liabilities	68,312	65,316
Income taxes payable	7,934	7,783
Total Current Liabilities	116,386	114,454	2%
Long-term debt	400,000	419,341
Deferred income taxes	28,667	28,371
Other non-current liabilities	12,550	11,922
Total Liabilities	557,603	574,088	(3%)
Total Stockholders’ Equity	84,315	72,443	16%
Total Liabilities and Stockholders’ Equity	$641,918	$646,531	(1%)

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended
	March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,338	$13,514
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,727	8,334
Amortization of stock-based compensation	1,903	1,979
Amortization of deferred financing costs	172	185
Bad debt expense	2,233	985
Deferred income taxes	(4,742)	(1,158)
Foreign currency adjustments	(311)	1,156
Loss on sale of equipment and other	—	41
Changes in operating assets and liabilities	5,679	(451)
Net cash provided by operating activities	25,999	24,585

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(1,423)	(2,793)
Acquisition of business, net of cash acquired	—	(1,498)
Payments for other	(218)	(145)
Net cash used by investing activities	(1,641)	(4,436)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term revolving credit facility	61,500	7,221
Repayments of long-term revolving credit facility	(79,721)	(12,233)
Repayments of long-term debt	—	(77)
Proceeds from issuance of Common stock	—	498
Excess tax benefit from stock based compensation	—	323
Dividend paid to stockholders	—	(5,965)
Payments for other	—	(14)
Net cash used by financing activities	(18,221)	(10,247)
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH	(395)	3,350
Increase in cash and cash equivalents	5,742	13,252
CASH AND CASH EQUIVALENTS, beginning of period	15,385	33,315
CASH AND CASH EQUIVALENTS, end of period	$21,127	$46,567

Summary of Channel Sales
The Company generates sales through four distribution channels: retail, direct, healthcare and third party.  The retail channel sells to furniture and bedding retailers, specialty stores, and department stores, among others.  The direct channel sells directly to consumers.  The healthcare channel sells to hospitals, nursing homes, healthcare professionals and medical retailers.  The third party channel sells to distributors in countries where Tempur-Pedic International does not operate its own distribution company.

The following table highlights net sales information, by channel and by segment, for the first quarter of 2009 compared to 2008:

(In thousands)
	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2009	2008	2009	2008	2009	2008

Retail	$150,522	$207,903	$93,411	$129,120	$57,111	$78,783
Direct	9,729	12,744	8,478	10,675	1,251	2,069
Healthcare	8,902	12,257	2,694	3,822	6,208	8,435
Third Party	7,951	14,318	1,851	4,301	6,100	10,017
	$177,104	$247,222	$106,434	$147,918	$70,670	$99,304

Summary of Product Sales
A summary of net sales by product is reported below:

(In thousands)
	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2009	2008	2009	2008	2009	2008

Mattresses	$119,128	$168,050	$75,711	$106,872	$43,417	$61,178
Pillows	23,061	31,616	9,845	13,121	13,216	18,495
Other	34,915	47,556	20,878	27,925	14,037	19,631
	$177,104	$247,222	$106,434	$147,918	$70,670	$99,304

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
EBITDA to Net Income and Funded debt to Total debt
Non-GAAP Measures
(In thousands)

The Company provides information regarding EBITDA and Funded debt which are not recognized terms under GAAP (Generally Accepted Accounting Principles) and do not purport to be alternatives to Net income as a measure of operating performance or Total debt. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies. A reconciliation of EBITDA to the Company’s Net income and reconciliation of Funded debt to Total debt are provided below. Management believes that the use of EBITDA and Funded debt provides investors with useful information with respect to the terms of the Company’s credit facility.

Reconciliation of EBITDA to Net income

The following table sets forth the reconciliation of the Company’s reported Net income to the calculation of EBITDA for each of the three months ended June 30, 2008, September 30, 2008 , December 31, 2008 and March 31, 2009, as well as the twelve months ended March 31, 2009:

	Three Months Ended				Twelve Months Ended
	June 30, 2008	September 30, 2008	December 31, 2008	March 31, 2009	March 31, 2009

GAAP Net income	$20,228	$24,071	$1,055	$13,338	$58,692
Plus:
Interest expense	5,645	6,294	5,493	4,571	22,003
Income taxes	10,374	12,622	18,449	8,320	49,765
Depreciation & Amortization	10,413	10,222	9,849	9,630	40,114
EBITDA	$46,660	$53,209	$34,846	$35,859	$170,574

Reconciliation of Funded debt to Total debt

The following table sets forth the reconciliation of the Company’s reported Total debt to the calculation of Funded debt as of March 31, 2009:

As of
March 31, 2009

GAAP basis Total debt	$400,000
Plus:
Letters of credit outstanding	5,573
Funded debt	$405,573

Calculation of Funded debt to EBITDA

As of
March 31, 2009

Funded debt	$405,573
EBITDA	170,574
2.38 times